UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 27, 2016

SURREY BANCORP
(Exact Name of Registrant as Specified in Charter)

North Carolina	0000-50313	59-3772016
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 North Renfro Street, Mount Airy, North Carolina  27030
(Address of principal executive offices) (Zip Code)

(336) 783-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On May 27, 2016, Surrey Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). As discussed in more detail in Item 5.07, each proposal, including the proposal to approve an amendment to the Company’s Articles of Incorporation, was duly approved by the Company’s shareholders. Following shareholder approval, the Company filed Articles of Amendment (the “Articles of Amendment”) with the Secretary of State of North Carolina on May 27, 2016 to:

(i)	create a new class of non-voting common stock, no par value per share, designated “Class A Common Stock”; and

(iii)	effect the reclassification at 11:59 p.m. on May 27, 2016 (the “Reclassification Time”) of each share of Common Stock outstanding immediately prior to the Reclassification Time which was owned by a shareholder of record who owned less than 300 shares of Common Stock, as Class A Common Stock, on the basis of one share of Class A Common Stock for each share of Common Stock so reclassified (the “Reclassification”).

As an alternative to receiving shares of Class A Common Stock, shareholders holding less than 300 shares of Common Stock may elect to receive $12.75 per share for their shares of Common Stock.

Holders of Class A Common Stock will have the right to receive a premium of $0.03 per share with respect to any dividends paid to holders of Common Stock. Except as to voting rights and the dividend preference, shares of Class A Common Stock have the same preferences, limitations and relative rights as, share ratably with, and are identical in all respects to shares of Common Stock as to all matters.

The foregoing description of the Articles of Amendment is a summary and does not purport to be a complete description of all of the terms of the Articles of Amendment or the effect on the rights of holders of Common Stock, and is qualified in its entirety by reference to the Articles of Amendment, which are attached hereto as Exhibit 3.1.

As a consequence of the Reclassification the Company has fewer than 1,200 shareholders of record and intends to terminate the registration of its Common Stock under the Securities and Exchange Act of 1934, as amended, and become a non-reporting company. If that occurs, the Company will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K and quarterly reports on Form 10-Q, and it will no longer be subject to the SEC’s proxy rules.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

The information set forth in Item 3.03 above, and the Articles of Amendment attached hereto as Exhibit 3.1, are incorporated herein by reference.

Effective on May 27, 2016, the Board of Directors of the Company amended and restated the Company’s Bylaws in order that shares of the Company’s capital stock may be issued in uncertificated form. This summary of the material provision of the amendment is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Report and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

On May 27, 2016, the Company held its Annual Meeting.  At the Annual Meeting, a total of 2,182,309 shares of Common Stock, or 61.48 percent of eligible voting shares, were present in person or by proxy. The following proposals were voted on by the Company’s shareholders:

Proposal 1

To approve an amendment to the Company’s Articles of Incorporation to provide for the authorization of a new class of capital stock, Class A Common Stock, to reclassify certain shares of Common Stock as Class A Common Stock or to repurchase such shares for $12.75 per share, at the election of the relevant shareholders, for the purpose of discontinuing the registration of the Company’s Common Stock under the Securities Exchange Act of 1934, as amended:

For	Against	Abstentions	Broker Non-votes
2,106,406	50,059	24,846	-

Accordingly, this proposal was approved.

Proposal 2

To elect seven directors to serve a one year term until the Annual Meeting of Shareholders in 2017 or until their successors shall have been elected and qualified:

Nominee	For	Withheld	Broker Non-votes
Edward C. Ashby, III	2,170,925	11,384	-
Elizabeth Lovill Johnson	2,176,381	5,928	-
Robert H. Moody	2,175,558	6,751	-
F. Eugene Rees	2,176,873	5,436	-
Tamra W. Thomas	2,170,544	11,765	-
Tom G. Webb	2,172,320	9,989	-
Buddy E. Williams	2,176,381	5,928	-

Accordingly, all of the above-named nominees were duly elected.

Proposal 3

To ratify the appointment of Elliott Davis Decosimo, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstentions	Broker Non-votes
2,157,406	492	24,411	-

Accordingly, this proposal was approved.

Proposal 4

To grant to the proxy holders discretionary authority to vote to adjourn the Annual Meeting, if necessary or appropriate, in order to solicit additional proxies in favor of any of the proposals:

For	Against	Abstentions	Broker Non-votes
2,130,415	35,423	16,471	-

Accordingly, this proposal was approved.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company hereby furnishes its slide presentation, as presented at the Annual Meeting. A copy of the slide presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

Exhibit 3.1	Articles of Amendment

Exhibit 3.2	Amended and Restated Bylaws of Surrey Bancorp

Exhibit 99.1	Surrey Bancorp slide presentation, as presented at the Annual Meeting of Shareholders on May 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURREY BANCORP

Dated: May 31, 2016	By:	/s/ Mark Harrison Towe
Mark Harrison Towe
Chief Financial Officer